SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2010

PAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer incorporation or Identification Number)

PAR Technology Park 8383 Seneca Turnpike New Hartford, NY	13413-4991
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Not Applicable
 (Former Name or Former Address, if changed since Last Report)

Item 2.02 Results of Operations and Financial Condition.

(a)
The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the  purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)
On October 26, 2010, PAR Technology Corporation issued a press release announcing its results of operation for the quarterly period ending September 30, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

99.1	Press Release dated October 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: October 26, 2010	/s/Ronald J. Casciano
Ronald J. Casciano
Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 26, 2010.

Exhibit 99.1	Press Release dated October 26, 2010.

FOR RELEASE:	New Hartford, NY, October 26, 2010
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 226
cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

-2010 THIRD QUARTER RESULTS-

Revenues increase 22.6% in the quarter

NEW HARTFORD, NY, PAR TECHNOLOGY CORPORATION (NYSE:PTC)

New Hartford, NY- October 26, 2010 -- PAR Technology Corporation (NYSE: PTC), a provider of integrated hardware, software and service solutions to the restaurant, hotel/resort, and hospitality industries, along with information technology services to the U.S. Department of Defense and federal and state government agencies, today reported third quarter 2010 financial results.

For the third quarter ended September 30, 2010, PAR reported revenues of $61.2 million, an increase of 22.6% over the $49.9 million reported for the third quarter of 2009.  The Company reported net income of $538,000 and $0.04 earnings per diluted share for the quarter, compared to the net loss of $(778,000) and loss per diluted share of $(0.05) reported for the third quarter of 2009.

For the first nine months of 2010, PAR reported total revenues of $175.5 million, an increase of 6.5% over the $164.8 million reported for the first nine months of 2009.  Net income for this nine month period was $2.0 million, or $0.13 earnings per diluted share.  The results represent an increase from the net loss of $(293,000) and $(0.02) loss per diluted share reported for the first nine months of 2009.

Commenting on the quarter, John W. Sammon, Chairman and Chief Executive Officer, stated, “PAR made meaningful progress in the third quarter toward our longer-term goals of competitive and financial strength, despite a challenging business environment.  Our restaurant technology business delivered a solid performance this quarter, highlighted by a 49% year over year increase in revenues.   We are building momentum with large chains, notably McDonald’s and Subway Restaurants, both domestically and internationally, and are establishing traction with smaller chains with our PAR EverServ™ point-of-sale offerings.  Given our ongoing investment in next generation software and hardware, we are encouraged that ParTech is well-positioned for the future.”

Sammon went on to state, “We also have been investing heavily in a next generation software platform for our hotel/resort/spa technology business.  While the hospitality markets have encountered economic difficulty, and this business recently has experienced flat revenue while incurring operating losses as a result of their NextGen product initiatives, we remain confident our considerable investments in innovative hospitality solutions will position this business for robust growth.  PAR is a leading vendor to the industry and, with its new software platform, should perform well in the markets they serve.”

“Our Logistics Management Systems business experienced mixed results for the quarter.  Unexpectedly, due to economic pressure certain federal contract funds, which we had received for the prior five years, were not extended as had been expected. This funding loss had a negative impact on consolidated earnings per diluted share of $(0.03) for the third quarter and will impact the upcoming fourth quarter by $(0.02) per diluted share.  On a positive note, this past quarter we announced two strategic relationships.  We partnered with PeopleNet Communications Corporation to offer solutions combining PAR’s trailer management systems with PeopleNet’s onboard computing and communications solutions.  We also were selected by Chiquita Brands for deployment of our trailer management systems on their refrigerated trailer network.”

Conference Call

PAR will hold its quarterly conference call to discuss third quarter 2010 results later today at 4:30 p.m. Eastern Time. This call is being webcast by Thomson and can be accessed at PAR’s web site at www.partech.com. The call will also be available via telephone at 1- 866-362-4831 and reference passcode 61564892.

Certain Company information in this release or by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology
PAR Technology Corporation creates and markets products that help hospitality operators around the world to better manage money, materials, people and the guest experience. PAR has provided hardware, software and services to the world's largest restaurant chains and their franchisees for almost 30 years.  Today the Company's extensive offering include technology solutions for the full spectrum of hospitality operations, from boutique hotels and independent table service restaurants to international QSR chains, all backed by PAR’s global service network.  The Company has over 50,000 installations in 105 countries worldwide.  PAR is also a leader in providing computer-based system design and engineering services to the U.S. Department of Defense and federal and state government agencies.  PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PTC.  For more information visit the Company’s website at www.partech.com.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (in thousands, except share amounts)
(unaudited)

	September 30,	December 31,
	2010	2009
Assets Current assets:
Cash and cash equivalents	$4,088	$3,907
Accounts receivable-net	42,951	46,107
Inventories-net	41,052	32,867
Income tax refunds	1,253	438
Deferred income taxes	5,242	6,362
Other current assets	3,664	3,235
Total current assets	98,250	92,916
Property, plant and equipment - net	5,936	6,332
Deferred income taxes	1,030	1,202
Goodwill	26,762	26,635
Intangible assets - net	9,347	7,243
Other assets	2,010	1,775
Total Assets	$143,335	$136,103
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,635	$1,404
Borrowings under lines of credit	500	2,000
Accounts payable	23,652	12,942
Accrued salaries and benefits	8,609	7,607
Accrued expenses	3,133	3,868
Customer deposits	906	1,782
Deferred service revenue	13,701	16,598
Total current liabilities	52,136	46,201
Long-term debt	3,228	4,455
Other long-term liabilities	2,551	2,212
Shareholders’ Equity:
Preferred stock, $.02 par value,
1,000,000 shares authorized	─	─
Common stock, $.02 par value,
29,000,000 shares authorized;
16,741,368 and 16,449,695 shares issued;
15,034,084 and 14,796,940 outstanding	335	329
Capital in excess of par value	42,134	41,382
Retained earnings	49,451	47,482
Accumulated other comprehensive loss	(668)	(449)
Treasury stock, at cost, 1,707,284 and 1,652,755 shares	(5,832)	(5,509)
Total shareholders’ equity	85,420	83,235
Total Liabilities and Shareholders’ Equity	$143,335	$136,103

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)
	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009
Net revenues:
Product	$27,850	$15,222	$72,185	$52,637
Service	17,268	17,011	53,369	56,057
Contract	16,053	17,681	49,950	56,147
	61,171	49,914	175,504	164,841
Costs of sales:
Product	17,865	10,025	47,256	34,578
Service	12,192	11,886	36,141	39,747
Contract	15,041	16,598	46,854	53,062
	45,098	38,509	130,251	127,387
Gross margin	16,073	11,405	45,253	37,454
Operating expenses:
Selling, general and administrative	9,995	8,579	29,316	26,821
Research and development	4,826	3,771	12,592	10,127
Amortization of identifiable intangible assets	234	371	703	1,104
	15,055	12,721	42,611	38,052

Operating income (loss)	1,018	(1,316)	2,642	(598)
Other income, net	97	12	516	274
Interest expense	(157)	(106)	(299)	(328)
Income (loss) before provision for income taxes	958	(1,410)	2,859	(652)
(Provision) benefit for income taxes	(420)	632	(890)	359
Net income (loss)	$538	$(778)	$1,969	$(293)
Earnings (loss) per share
Basic	$.04	$(.05)	$.13	$(.02)
Diluted	$.04	$(.05)	$.13	$(.02)
Weighted average shares outstanding
Basic	14,879	14,544	14,794	14,506
Diluted	15,048	14,544	15,009	14,506